SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 4, 2007, TVI Corporation (the “Company” or “TVI”) received a NASDAQ Staff Determination letter indicating that TVI was granted an additional 180 calendar days, or until June 2, 2008, to demonstrate compliance with the minimum $1.00 bid price per share requirement in accordance with Marketplace Rule 4310(c)(8)(D).

If, at any time before June 2, 2008, the bid price of TVI’s common stock closes at $1.00 per share for a minimum of 10 consecutive business days, NASDAQ will provide written notification that TVI complies with the Rule, although the letter also states that the NASDAQ staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances. If compliance with the Rule cannot be demonstrated by June 2, 2008, NASDAQ will provide written notification that TVI’s common stock will be delisted. At that time, the Company may appeal NASDAQ’s determination to a NASDAQ Listing Qualifications Panel.

A copy of the press release issued by the Company on December 11, 2007 announcing the notice of an additional 180 day compliance period granted by NASDAQ is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, TVI appointed Donald C. Yount, Jr., a member of the Board of Directors since 2005, and interim Chief Operating Officer of the Company since April 18, 2007, as Executive Vice President and Chief Operating Officer of the Company. Mr. Yount will remain as a member of TVI’s Board of Directors. In connection with his appointment, the Company and Mr. Yount entered into an amendment to his interim employment agreement, which is included as Exhibit 10.1 to this report and is incorporated by reference herein. As amended, Mr. Yount’s employment agreement provides for an annual base salary of $265,000, subject to increase as determined in the sole and absolute discretion of the Board based upon its evaluation of Mr. Yount’s performance. Mr. Yount also will be eligible to receive an annual performance-based incentive award to be determined in the sole and absolute discretion of the Board based upon its evaluation of his performance. Mr. Yount’s employment under the employment agreement is “at will” and either party may terminate the agreement, with or without cause, on 30 days notice.

Also on December 11, 2007, TVI entered into a retention agreement with Mr. Yount. The retention agreement does not change the “at will” character of Mr. Yount’s employment by TVI; however, Mr. Yount will be entitled to the following severance benefits if his employment is terminated either by TVI without “cause” or by Mr. Yount for “good reason” (each as defined in the retention agreement): (i) 12 months of Mr. Yount’s base salary, as in effect immediately prior to the date of termination, payable in accordance with TVI’s normal payroll practices; (ii) reimbursement for premiums paid for medical benefits for Mr. Yount and his eligible dependents; and (iii) full accelerated vesting of Mr. Yount’s then-outstanding unvested Company stock options granted on or prior to the date of the retention agreement. Mr. Yount’s retention agreement is included as Exhibit 10.2 to this report and is incorporated by reference herein.

TVI’s Board of Directors also approved the grant of 250,000 incentive stock options to Mr. Yount under TVI’s Amended and Restated Incentive Stock Option Plan. The options vest over a five-year period, with 20% of the options vesting on the first anniversary of the grant and the remaining options vesting pro rata on a monthly basis thereafter. The options were granted with an exercise price equal to the closing price of TVI’s shares on the NASDAQ Capital Market on December 11, 2007 of $0.27 per share.

Mr. Yount, age 46, has served as interim Chief Operating Officer of TVI since April 2007 and has served on the Company’s Board of Directors since December 2005. Previously, he served on the board of directors of Safety Tech International, Inc., a private company that TVI acquired by merger in 2005. From 2001 until September 30, 2007, Mr. Yount served as Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a family of venture partnerships focused on investing in growing businesses located in the Mid-Atlantic region. From October 1998 until joining Mid-Atlantic, Mr. Yount served in various executive positions with Advanced TelCom Group, a provider of integrated telephone services. Mr. Yount has also served in various senior financial positions with a number of technology and communications companies. He is a Certified Public Accountant and started his career in public accounting. Mr. Yount holds both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

There are no family relationships between Mr. Yount or any other executive officer or director of the Company. Neither Mr. Yount, nor any member of his immediate family, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

On December 12, 2007, TVI entered into a retention agreement with William C. Baugh, Senior Vice President and General Manager, Shelters and Related Products. Employment under the retention agreement is “at will” and Mr. Baugh’s retention agreement is the same as the retention agreements TVI previously entered into with Mr. Yount and other senior officers. In conjunction with entering into the retention agreement, TVI set Mr. Baugh’s annual salary at $190,000, plus an annual incentive bonus of up to 20% of base salary linked to achieving specified financial and non-financial targets relating to the

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performance of TVI’s Shelters and Related Products segment. Mr. Baugh will also be eligible to receive a commission-based incentive bonus linked to his origination of sales in TVI’s Personal Protection Equipment and SSES Rental Services segments that varies according to achievement of planned results in those segments. Mr. Baugh’s retention agreement is included as Exhibit 10.5 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Interim Employment Agreement dated as of April 18, 2007 by and between TVI Corporation and Donald C. Yount, Jr., as amended by letter agreement dated December 11, 2007

10.2	Retention Agreement dated as of December 11, 2007 by and between TVI Corporation and Donald C. Yount, Jr.

10.3	Retention Agreement dated as of August 29, 2007 by and between TVI Corporation and Sherri S. Voelkel

10.4	Retention Agreement dated as of August 29, 2007 by and between TVI Corporation and Sean R. Hunt

10.5	Retention Agreement dated as of December 12, 2007 by and between TVI Corporation and William C. Baugh

99.1	Press Release issued by TVI Corporation on December 11, 2007 entitled “TVI Corporation Receives NASDAQ Notice of Extension to Listing Compliance Cure Period”

99.2	Press Release issued by TVI Corporation on December 13, 2007 entitled “TVI Corporation Names Don Yount as Chief Operating Officer”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: December 13, 2007	/s/ Harley A. Hughes
Harley A. Hughes
President and Chief Executive Officer

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